Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES SECOND QUARTER 2019 RESULTS

•	Sold 8.2 million tons, up 2% sequentially, with revenues up 4% sequentially
•	Incurred $34 million net loss from continuing operations
•	Improved Adjusted EBITDA to $65 million, up $31 million sequentially
•	Generated $107 million in cash flow from operations
•	Announced $240 million in non-core asset divestitures

INDEPENDENCE, Ohio, August 8, 2019 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based material solutions for the Industrial and Energy markets, today announced results for the second quarter ended June 30, 2019. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results under U.S. generally accepted accounting principles (“GAAP”) include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the seven months ended December 31, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

“During the second quarter, our team delivered strong sequential profitability growth through a combination of improved volumes and pricing, and lower costs. These successes, aided by improved working capital, translated into operating cash flow of $107 million during the quarter,” said Richard Navarre, Chairman, President and Chief Executive Officer. “In addition to these operational achievements, we also announced the divesture of non-core assets for $240 million to accelerate the strengthening of our balance sheet.”

“As we move forward, we are executing on multiple initiatives across the organization to reduce costs, optimize assets and organically grow our Industrial segment. We believe these initiatives will improve margins and drive cash flow generation,” Mr. Navarre added. “These actions should serve not only to solidify our balance sheet, but also strengthen our position as a low-cost leader, allowing us to successfully navigate changes in market conditions and capture growth opportunities.”

Second Quarter 2019 Results

•	Total volumes increased 2% sequentially to 8.2 million tons, and decreased 19% compared to the second quarter of 2018 on a pro forma basis.
•	Total revenues increased 4% sequentially to $444.9 million, and decreased 38% compared to the second quarter of 2018 on a pro forma basis.
•	Selling, general and administrative expenses decreased 8% sequentially to $38.6 million, and decreased 25% compared to the second quarter of 2018 on a pro forma basis.
o	Second quarter 2019 selling, general and administrative expenses include $3.3 million in non-cash stock compensation expense.
•	Net loss from continuing operations totaled $34.4 million, or $0.26 per share.
•	Adjusted EBITDA of $65.3 million, an increase of $30.9 million sequentially, compared to $178.6 million in the second quarter of 2018 on a pro forma basis.

Second Quarter 2019 Segment Results

Industrial Segment Results

•

Volumes of 3.6 million tons, a decrease of 6% compared to the second quarter of 2018 on a pro forma basis, driven primarily by softness in building products, which was impacted by unseasonably wet weather.

•	Revenues of $193.4 million, a decrease of 6% from the second quarter of 2018 on a pro forma basis, driven primarily by lower transportation-related revenues.
•	Segment gross profit and segment contribution margin of $65.1 million, an increase of $3.0 million from the second quarter of 2018 on a pro forma basis, due to increased pricing and cost improvements.
•

Signed several multi-year contracts with Industrial customers since the beginning of the year, representing over 2 million tons of annual volume commitments, which will help leverage fixed costs across Industrial and hybrid plants.

Energy Segment Results

•	Volumes of 4.6 million tons, an increase of 3% sequentially, driven primarily by growth in local sand volumes.
•	Revenues of $251.5 million, an increase of 7% sequentially, driven primarily by higher pricing for Northern White Sand.
•

Segment gross profit of $33.9 million. Segment contribution margin of $40.9 million, an increase of $18.9 million sequentially, driven primarily by improved Northern White Sand pricing and lower costs.

o	Segment contribution margin was negatively impacted by $2.1 million in non-cash charges related to the new lease accounting standard in both periods.
o	Segment contribution margin excludes the impact from idled facilities and excess railcars on gross profit, which Company management believes better reflects the operating performance of the segment.

Improved Liquidity Position

•	Generated cash flow from operations of $106.5 million in the second quarter of 2019, driven by improved profitability and working capital.
•

Total liquidity of $300.8 million as of June 30, 2019, which was composed of $112.1 million in cash and cash equivalents and $188.7 million of availability under the Company’s revolving credit facility.

•	Second quarter 2019 capital expenditures totaled $26.6 million, primarily related to completion of local sand facilities and the expansion project of the Canoitas plant in Mexico.
•

Expect gross cash proceeds of $240 million from the sale of the Calera, Alabama lime facility and the Winchester & Western Railroad. The Company received $135 million in August, and the remainder is expected to be received by the end of the third quarter. Net operating loss carryforwards are expected to minimize cash taxes resulting from these sales. In 2018, these assets generated $20.4 million of segment contribution margin.

Outlook

The Company’s third quarter 2019 expectations are:

•	Industrial and Energy volumes similar to second quarter 2019 levels.

The Company’s full year 2019 expectations are:

•

2019 selling, general and administrative expenses of $145 million to $155 million, which includes approximately $10 million in non-cash stock compensation expense. This represents a reduction from previous guidance of $160 million to $170 million.

•	2019 capital expenditures are expected to be in the range of $80 million to $100 million.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes segment contribution margin, EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines segment contribution margin as gross profit excluding any selling, general and administrative costs and corporate costs, and also excludes operating costs of idled facilities and excess railcar capacity. Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes segment contribution margin, pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast on August 8, 2019, at 8:30 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (877) 273-6113 or, for international callers, (647) 689-5399. The conference ID for the call is 2177169. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 2177169. The replay of the call will be available through August 15, 2019.

About Covia

Covia is a leading provider of mineral-based material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, foundry, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

About the Merger

On June 1, 2018, Unimin completed a business combination (“merger”) whereby Fairmount Santrol, now known as Bison Merger Sub I, LLC, merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity. Immediately following the consummation of the merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name. The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that same date.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Revenues	$444,936	$508,418	$873,182	$878,239
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	345,969	355,311	707,529	615,630

Operating expenses
Selling, general and administrative expenses(A)	38,644	31,377	80,604	56,601
Depreciation, depletion and amortization expense	59,204	36,744	117,299	63,875
Asset impairments	-	12,300	-	12,300
Restructuring and other charges	9,535	-	11,537	-
Other operating expense (income), net	1,670	1,150	(4,722)	1,663
Operating income (loss) from continuing operations	(10,086)	71,536	(39,065)	128,170

Interest expense, net	27,866	8,991	53,002	13,669
Other non-operating expense, net	1,571	38,923	3,758	44,223
Income (loss) from continuing operations before provision (benefit) for income taxes	(39,523)	23,622	(95,825)	70,278

Provision (benefit) for income taxes	(5,136)	6,454	(9,190)	16,324
Net income (loss) from continuing operations	(34,387)	17,168	(86,635)	53,954
Less: Net income from continuing operations attributable to the non-controlling interest	7	106	4	106
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(34,394)	17,062	(86,639)	53,848

Income from discontinued operations, net of tax	-	3,830	-	12,587

Net income (loss) attributable to Covia Holdings Corporation	$(34,394)	$20,892	$(86,639)	$66,435

Continuing operations earnings (loss) per share
Basic	$(0.26)	$0.14	$(0.66)	$0.44
Diluted	(0.26)	0.14	(0.66)	0.44

Discontinued operations earnings per share
Basic	-	0.03	-	0.11
Diluted	-	0.03	-	0.10

Earnings (loss) per share
Basic	(0.26)	0.17	(0.66)	0.55
Diluted	$(0.26)	$0.17	$(0.66)	$0.54

Weighted average number of shares outstanding
Basic	131,458	123,460	131,373	121,552
Diluted	131,458	124,166	131,373	122,258

(A) - Included within selling, general, and administrative expenses is stock compensation expense of $3.3 million and $0.8 million for the three months ended June 30, 2019 and 2018, respectively, and $6.1 million and $0.8 million for the six months ended June 30, 2019 and 2018, respectively.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Six Months Ended June 30,
	2019	2018
	(in thousands)
Net income (loss) attributable to Covia Holdings Corporation	$(86,639)	$66,435
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	117,299	68,396
Amortization of deferred financing costs	2,977	-
Prepayment penalties on Senior Notes	-	2,213
Asset impairments	-	12,300
(Gain) loss on disposal of fixed assets	1,959	(81)
Change in fair value of interest rate swaps, net	-	(1,581)
Deferred income tax provision (benefit)	(13,035)	1,564
Stock compensation expense	6,082	3,193
Net income from non-controlling interest	4	106
Other, net	6,122	4,653
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	(24,701)	(44,469)
Inventories	6,320	1,210
Prepaid expenses and other assets	4,718	(146)
Accounts payable	(2,260)	3,362
Accrued expenses	32,580	(31,572)
Net cash provided by operating activities	51,426	85,583

Cash flows from investing activities
Capital expenditures	(59,469)	(115,709)
Cash of HPQ Co. distributed to Sibelco prior to Merger	-	(31,000)
Payments to Fairmount Santrol Holdings Inc. shareholders, net of cash acquired	-	(64,697)
Capitalized interest	(3,283)	-
Proceeds from sale of fixed assets	130	222
Net cash used in investing activities	(62,622)	(211,184)

Cash flows from financing activities
Proceeds from borrowings on Term Loan	-	1,650,000
Payments on Term Loan	(8,250)	-
Prepayment on Unimin Term Loans	-	(314,642)
Prepayment on Senior Notes	-	(100,000)
Prepayment on Fairmount Santrol Holdings Inc. term loan	-	(695,625)
Fees for Term Loan and Senior Notes prepayment	-	(36,733)
Payments on other long-term debt	(76)	(23,237)
Payments on finance lease liabilities	(2,237)	(2,143)
Fees for Revolver	-	(4,500)
Cash Redemption payment to Sibelco	-	(520,377)
Proceeds from share-based awards exercised or distributed	14	2
Tax payments for withholdings on share-based awards exercised or distributed	(486)	(1)
Net cash used in financing activities	(11,035)	(47,256)

Effect of foreign currency exchange rate changes	244	1,168
Decrease in cash and cash equivalents	(21,987)	(171,689)

Cash and cash equivalents:
Beginning of period	134,130	308,059
End of period	$112,143	$136,370

Covia
Condensed Consolidated Balance Sheets
	(unaudited)	(audited)
	June 30, 2019	December 31, 2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$112,143	$134,130
Accounts receivable, net	284,864	267,268
Inventories, net	151,801	162,970
Other receivables	32,535	40,306
Prepaid expenses and other current assets	16,400	20,941
Assets held for sale	133,377	-
Total current assets	731,120	625,615

Property, plant and equipment, net	2,682,819	2,834,361
Operating right-of-use assets, net	396,680	-
Deferred tax assets, net	7,362	8,740
Goodwill	119,822	131,655
Intangibles, net	68,212	137,113
Other non-current assets	30,799	18,633
Total assets	$4,036,814	$3,756,117

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$15,405	$15,482
Operating lease liabilities, current	67,720	-
Accounts payable	118,199	145,070
Accrued expenses	130,025	120,424
Deferred revenue	18,361	9,737
Liabilities held for sale	23,306	-
Total current liabilities	373,016	290,713

Long-term debt	1,607,041	1,612,887
Operating lease liabilities, non-current	296,678	-
Employee benefit obligations	54,209	54,789
Deferred tax liabilities, net	249,001	267,350
Other non-current liabilities	87,516	75,425
Total liabilities	2,667,461	2,301,164

Equity
Common stock	1,777	1,777
Additional paid-in capital	389,000	388,027
Retained earnings	1,561,320	1,647,959
Accumulated other comprehensive loss	(100,287)	(95,225)
Treasury stock at cost	(483,018)	(488,141)
Non-controlling interest	561	556
Total equity	1,369,353	1,454,953
Total liabilities and equity	$4,036,814	$3,756,117

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended June 30,
	2019	2018
	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,582	4,274	1,953	6,227
Industrial	3,596	3,346	470	3,816
Total volumes	8,178	7,620	2,423	10,043

Revenues
Energy	$251,547	$326,746	$179,345	$506,091
Industrial	193,389	181,672	24,649	206,321
Total revenues	444,936	508,418	203,994	712,412

Segment gross profit(3)
Energy	33,858	101,288	60,553	161,841
Industrial	65,109	51,819	10,294	62,113
Total segment gross profit	98,967	153,107	70,847	223,954

Segment contribution margin (non-GAAP)(4)
Energy	40,912	103,390	64,756	168,146
Industrial	65,109	51,819	10,294	62,113
Total segment contribution margin (non-GAAP)	$106,021	$155,209	75,050	$230,259

Segment contribution margin per ton (non-GAAP)(4)
Energy	$8.93	$24.19	$33.16	$27.00
Industrial	18.11	15.49	21.90	16.28
Total segment contribution margin per ton (non-GAAP)	$12.96	$20.37	$30.97	$22.93

	Six Months Ended June 30,
	2019	2018
	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	9,014	7,250	4,588	11,838
Industrial	7,161	6,317	1,048	7,365
Total volumes	16,175	13,567	5,636	19,203

Revenues
Energy	$487,622	$534,207	$421,526	$955,733
Industrial	385,560	344,032	55,805	399,837
Total revenues	873,182	878,239	477,331	1,355,570

Segment gross profit(3)
Energy	48,922	166,783	136,668	303,451
Industrial	116,731	95,826	21,440	117,266
Total segment gross profit	165,653	262,609	158,108	420,717

Segment contribution margin (non-GAAP)(4)
Energy	62,931	168,885	147,394	316,279
Industrial	116,731	95,826	21,440	117,266
Total segment contribution margin (non-GAAP)	$179,662	$264,711	168,834	$433,545

Segment contribution margin per ton (non-GAAP)(4)
Energy	$6.98	$23.29	$32.13	$26.72
Industrial	16.30	15.17	20.46	15.92
Total segment contribution margin per ton (non-GAAP)	$11.11	$19.51	$29.96	$22.58

	Three Months Ended March 31,
	2019
	Covia, As Reported
Volumes (tons)
Energy	4,432
Industrial	3,565
Total volumes	7,997

Revenues
Energy	$236,075
Industrial	192,171
Total revenues	428,246

Segment gross profit(3)
Energy	15,064
Industrial	51,622
Total segment gross profit	66,686

Segment contribution margin (non-GAAP)(4)
Energy	22,019
Industrial	51,622
Total segment contribution margin (non-GAAP)	$73,641

Segment contribution margin per ton (non-GAAP)(4)
Energy	$4.97
Industrial	14.48
Total segment contribution margin per ton (non-GAAP)	$9.21
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and six months ended June 30, 2019, Energy segment gross profit was negatively impacted by the $2.1 million and $4.2 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of Topic 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three and six months ended June 30, 2019, $0.2 million and $1.0 million, respectively, of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  All of the $0.2 million for the three months ended June 30, 2019 impacted the Industrial segment.  Of the $1.0 million in the six months ended June 30, 2019, $0.4 million impacted the Energy segment and $0.6 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $7.1 million and $2.1 million in the three months ended June 30, 2019 and 2018, respectively, and $14.0 million and $2.1 million in the six months ended June 30, 2019 and 2018, respectively.  Segment contribution margin is a non-GAAP financial measure.  A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in tables that follow.

Covia
Pro Forma Net Income (Loss) Information & Reconciliation to Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended June 30,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$444,936	$508,418	$203,994	$-	$712,412
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	345,969	355,311	133,146	-	488,457

Operating expenses
Selling, general and administrative expenses	38,644	31,377	20,137	-	51,514
Depreciation, depletion and amortization expense	59,204	36,744	12,088	5,971	54,803
Asset impairments	-	12,300	-	-	12,300
Restructuring and other charges	9,535	-	-	-	-
Other operating expense (income), net	1,670	1,150	(1,563)	-	(413)
Operating income (loss) from continuing operations	(10,086)	71,536	40,186	(5,971)	105,751

Interest expense, net	27,866	8,991	11,903	4,907	25,801
Other non-operating expense, net	1,571	38,923	24,723	(63,646)	-
Income (loss) from continuing operations before provision (benefit) for income taxes	(39,523)	23,622	3,560	52,768	79,950

Provision (benefit) for income taxes	(5,136)	6,454	872	11,063	18,389
Net income (loss) from continuing operations	(34,387)	17,168	2,688	41,705	61,561
Less: Net income from continuing operations attributable to the non-controlling interest	7	106	-	-	106
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(34,394)	17,062	2,688	41,705	61,455

Interest expense, net	27,866	8,991	11,903	4,907	25,801
Provision (benefit) for income taxes	(5,136)	6,454	872	11,063	18,389
Depreciation, depletion and amortization expense	59,204	36,744	12,088	5,971	54,803
EBITDA	47,540	69,251	27,551	63,646	160,448

Non-cash charges relating to operating leases(4)	2,100	-	-	-	-
Non-cash stock compensation expense(5)	3,316	793	5,063	-	5,856
Costs and expenses related to the Merger and integration(6)	245	38,923	24,723	(63,646)	-
Restructuring and other charges(7)	12,124	-	-	-	-
Asset impairments(8)	-	12,300	-	-	12,300
Adjusted EBITDA	$65,325	$121,267	$57,337	$-	$178,604

	Six Months Ended June 30,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$873,182	$878,239	$477,332	$-	$1,355,571
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	707,529	615,630	319,224	-	934,854

Operating expenses
Selling, general and administrative expenses	80,604	56,601	44,156	-	100,757
Depreciation, depletion and amortization expense	117,299	63,875	29,313	1,587	94,775
Asset impairments	-	12,300	-	-	12,300
Restructuring and other charges	11,537	-	-	-	-
Other operating expense (income), net	(4,722)	1,663	(2,292)	-	(629)
Operating income (loss) from continuing operations	(39,065)	128,170	86,931	(1,587)	213,514

Interest expense, net	53,002	13,669	25,686	8,799	48,154
Loss on debt extinguishment and repurchase	-	-	-	-	-
Other non-operating expense, net	3,758	44,223	28,057	(77,880)	(5,600)
Income (loss) from continuing operations before provision (benefit) for income taxes	(95,825)	70,278	33,188	67,494	170,960

Provision (benefit) for income taxes	(9,190)	16,324	1,683	15,524	33,531
Net income (loss) from continuing operations	(86,635)	53,954	31,505	51,970	137,429
Less: Net income from continuing operations attributable to the non-controlling interest	4	106	3	-	109
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(86,639)	53,848	31,502	51,970	137,320

Interest expense, net	53,002	13,669	25,686	8,799	48,154
Provision (benefit) for income taxes	(9,190)	16,324	1,683	15,524	33,531
Depreciation, depletion and amortization expense	117,299	63,875	29,313	1,587	94,775
EBITDA	74,472	147,716	88,184	77,880	313,780

Non-cash charges relating to operating leases(4)	4,200	-	-	-	-

Non-cash stock compensation expense(5)	6,082	793	8,482	-	9,275
Costs and expenses related to the Merger and integration(6)	896	44,223	28,057	(77,880)	(5,600)
Restructuring and other charges(7)	14,126	-	-	-	-
Asset impairments(8)	-	12,300	-	-	12,300
Adjusted EBITDA	$99,776	$205,032	$124,723	$-	$329,755

	Three Months Ended March 31,
	2019
	As Reported
Revenues	$428,246
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	361,560

Operating expenses
Selling, general and administrative expenses	41,960
Depreciation, depletion and amortization expense	58,095
Goodwill and other asset impairments	-
Restructuring and other charges	2,002
Other operating expense (income), net	(6,392)
Operating income (loss) from continuing operations	(28,979)

Interest expense, net	25,136
Other non-operating expense, net	2,187
Income from continuing operations before provision for income taxes	(56,302)

Provision (benefit) for income taxes	(4,054)
Net income (loss) from continuing operations	(52,248)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(3)
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(52,245)

Interest expense, net	25,136
Provision (benefit) for income taxes	(4,054)
Depreciation, depletion and amortization expense	58,095
EBITDA	26,932

Non-cash charges relating to operating leases(4)	2,100
Non-cash stock compensation expense(5)	2,767
Costs and expenses related to the Merger and integration(6)	651
Restructuring and other charges(7)	2,002
Adjusted EBITDA	$34,452
__________

(1) The unaudited pro forma condensed financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  These pro forma results include adjustments for interest expense that would have been incurred to finance the transaction and reflect purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(4) In the three and six months ended June 30, 2019, Energy segment gross profit was negatively impacted by the $2.1 million and $4.2 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of Topic 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and integration expenses.

(7) Represents expenses associated with restructuring activities as a result of the Merger and idled plant facilities, including restructuring-related SG&A expenses.

(8) Represents expenses from a terminated project in 2018 due to post-Merger synergies and capital optimization.

Covia
Pro Forma Segment Contribution Margin & Reconciliation to Most Directly Comparable GAAP Measures (unaudited)
The following table reconciles segment contribution margin, a non-GAAP financial measure, to the most directly comparable GAAP measure, segment gross profit

	Three Months Ended June 30,
	2019	2018
	As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Segment gross profit(3)
Energy	$33,858	$101,288	$60,553	$161,841
Industrial	65,109	51,819	10,294	62,113
Total segment gross profit	98,967	153,107	70,847	223,954

Operating expenses excluded from segment contribution margin(4)	7,054	2,102	4,203	6,305

Segment contribution margin (non-GAAP)(4)
Energy	40,912	103,390	64,756	168,146
Industrial	65,109	51,819	10,294	62,113
Total segment contribution margin (non-GAAP)	$106,021	$155,209	$75,050	$230,259

Segment contribution margin per ton (non-GAAP)(4)
Energy	$8.93	$24.19	$33.16	$27.00
Industrial	18.11	15.49	21.90	16.28
Total segment contribution margin per ton (non-GAAP)	$12.96	$20.37	$30.97	$22.93

	Six Months Ended June 30,
	2019	2018
	As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Segment gross profit(3)
Energy	$48,922	$166,783	$136,668	$303,451
Industrial	116,731	95,826	21,440	117,266
Total segment gross profit	165,653	262,609	158,108	420,717

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	14,009	2,102	10,726	12,828

Segment contribution margin (non-GAAP)(4)
Energy	62,931	168,885	147,394	316,279
Industrial	116,731	95,826	21,440	117,266
Total segment contribution margin (non-GAAP)	$179,662	$264,711	$168,834	$433,545

Segment contribution margin per ton (non-GAAP)(4)
Energy	$6.98	$23.29	$32.13	$26.72
Industrial	16.30	15.17	20.46	15.92
Total segment contribution margin per ton (non-GAAP)	$11.11	$19.51	$29.96	$22.58

	Three Months Ended March 31,
	2019
	As Reported
Segment gross profit(3)
Energy	$15,064
Industrial	51,622
Total segment gross profit	66,686

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	6,955

Segment contribution margin (non-GAAP)(4)
Energy	22,019
Industrial	51,622
Total segment contribution margin (non-GAAP)	$73,641

Segment contribution margin per ton (non-GAAP)(4)
Energy	$4.97
Industrial	14.48
Total segment contribution margin per ton (non-GAAP)	$9.21
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and six months ended June 30, 2019, Energy segment gross profit was negatively impacted by the $2.1 million and $4.2 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of Topic 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three and six months ended June 30, 2019, $0.2 million and $1.0 million, respectively, of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  All of the $0.2 million for the three months ended June 30, 2019 impacted the Industrial segment.  Of the $1.0 million in the six months ended June 30, 2019, $0.4 million impacted the Energy segment and $0.6 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $7.1 million and $2.1 million in the three months ended June 30, 2019 and 2018, respectively, and $14.0 million and $2.1 million in the six months ended June 30, 2019 and 2018, respectively.  Segment contribution margin is a non-GAAP financial measure.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia